SCHEDULE 14A INFORMATION

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Northern Lights Fund Trust

(Name of Registrant as Specified in Its Charter)

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AlphaCore Absolute Fund

(formerly The Giralda Fund)

a series of

Northern Lights Fund Trust

17605 Wright Street

Omaha, Nebraska 68130
(631) 470-2600

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held December 2, 2016

Dear Shareholders:

The Board of Trustees of Northern Lights Fund Trust (the “Trust”), an open-end management investment company organized as a Delaware statutory trust, has called a special meeting of the shareholders of AlphaCore Absolute Fund (formerly the Giralda Fund) (the “Fund”), to be held at the offices of the Trust’s administrator, Gemini Fund Services, LLC, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788, on December 2, 2016 at 10:00 a.m., Eastern Time, for the following purposes:

1. To approve a new investment advisory agreement between the Trust, on behalf of the Fund, and AlphaCore Capital, LLC.

2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Shareholders of record at the close of business on October 14, 2016 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on December 2, 2016.

A copy of the Notice of Shareholder Meeting, the Proxy Statement (including the proposed new investment advisory agreement) and Proxy Voting Ballot are available at proxyonline.com/docs/alphacore2016.pdf.

By Order of the Board of Trustees

Kevin Wolf, Treasurer

November 11, 2016

YOUR VOTE IS IMPORTANT

To assure your representation at the meeting, please complete the enclosed proxy and return it promptly in the accompanying envelope, by calling the number listed on your proxy card, by faxing it to the number listed on your proxy card, or via internet as indicated in the voting instruction materials whether or not you expect to be present at the meeting. If you attend the meeting, you may revoke your proxy and vote your shares in person.

AlphaCore Absolute Fund

(formerly The Giralda Fund)

a series of

Northern Lights Fund Trust

17605 Wright Street

Omaha, Nebraska 68130

____________

PROXY STATEMENT

____________

SPECIAL MEETING OF SHAREHOLDERS

To Be Held December 2, 2016

____________

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board” or the “Trustees” or the “Board of Trustees”) of Northern Lights Fund Trust (the “Trust”) on behalf of AlphaCore Absolute Fund (formerly, The Giralda Fund (the “Fund”), for use at a special meeting of shareholders of the Trust (the “Meeting”) to be held at the offices of the Trust’s administrator, Gemini Fund Services, LLC, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788, on December 2, 2016 at 10:00 a.m., Eastern Time, and at any and all adjournments thereof. The Notice of Meeting, Proxy Statement, and accompanying form of proxy will be mailed to shareholders on or about November 16, 2016.

The Meeting has been called by the Board for the following purposes:

1.	To approve a new investment advisory agreement between the Trust, on behalf of the Fund, and AlphaCore Capital, LLC (the “Adviser” or “AlphaCore”).

2.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on October 14, 2016 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof.

A copy of the Fund’s most recent annual and semi-annual report, including financial statements and schedules, is available at no charge by sending a written request to the Fund, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788 or by calling 1-855-447-2532.

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PROPOSAL I

APPROVAL OF A NEW INVESTMENT ADVISORY AGREEMENT BETWEEN

THE TRUST AND ALPHACORE CAPITAL, LLC

Background

Advisory Agreement

AlphaCore is a privately-held investment advisory firm, based in La Jolla, California, that is registered as an investment adviser with the Securities and Exchange Commission. AlphaCore provides investment advice to individual investors and institutional investors such as regional banks, private foundations, non-profit organizations, pooled investment vehicles, other investment advisers and the Fund. As of June 30, 2016, the Adviser had approximately $74 million in assets under management.

The Fund’s former investment adviser, Giralda Advisors, LLC (“Giralda Advisors”), served in such capacity from December 20, 2012 through September 30, 2016 pursuant to a prior investment advisory agreement (the “Prior Advisory Agreement”). In September 2016, Giralda Advisors notified the Trust that it would recommend the liquidation of the Fund to the Board due to an expected decline in Fund assets as a result of planned shareholder redemptions by clients of an adviser affiliated with Giralda Advisors. At a meeting on September 20-21, 2016 (the “Board Meeting”), Giralda Advisors was terminated as investment adviser to the Fund by the Board. The termination was accepted by Giralda Advisors on September 30, 2016, terminating the Prior Advisory Agreement pursuant to the Prior Advisory Agreement’s terms and as required by the Investment Company Act of 1940, as amended (the “1940 Act”). The 1940 Act requires that advisory agreements, other than certain interim advisory agreements referred to below, be approved by a vote of a majority of the outstanding shares of the Fund.

In order to provide Fund shareholders with the most flexibility with respect to their investment in the Fund and avoid forced redemptions, and in light of the Fund’s strong track record, officers of the Trust recommended that the Fund not be liquidated and that another adviser be considered to manage the Fund. At the Board Meeting, the Trustees approved an interim advisory agreement between the Trust, on behalf of the Fund, and AlphaCore (the “Interim Advisory Agreement”) and a new investment advisory agreement between the Trust, on behalf of the Fund, and AlphaCore (the “New Advisory Agreement”), subject to shareholder approval. The Interim Advisory Agreement allows AlphaCore to manage the Fund prior to shareholder approval of the New Advisory Agreement. The Interim Advisory Agreement became effective on October 3, 2016 and will be effective for 150 days from that date or until the New Advisory Agreement is approved, if sooner. The terms of the Interim Advisory Agreement are identical in all material respects to those of the Prior Advisory Agreement, except that (i) the date of its execution, effectiveness, and termination are changed, (ii) AlphaCore replaces Giralda Advisors as the adviser, (iii) the annual advisory fee paid by the Fund and its shareholders has been reduced from 1.00% to 0.65% of the average annual net assets of the Fund, (v) the agreement reflects the new name of the Fund, AlphaCore Absolute Fund, as approved by the Board of Trustees effective as of October 3, 2016, and (vi) the term of the Interim Agreement is only 150 days.

The New Advisory Agreement is similar in all material respects to the Prior Advisory Agreement except that the date of its execution, effectiveness, and termination are changed, the annual advisory fee will be reduced from 1.00% to 0.65% of the Fund’s average daily net assets, and the New Advisory Agreement will refer to the Fund’s new name, AlphaCore Absolute Fund, and include AlphaCore as the Fund’s investment adviser.

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The Advisory Agreements

Under the terms of the Prior Advisory Agreement, the Fund’s adviser received an annual fee from the Fund equal to 1.00% of the Fund’s average daily net assets. For such compensation, the adviser, at its expense, continuously furnished an investment program for the Fund, made investment decisions on behalf of the Fund, and placed all orders for the purchase and sale of portfolio securities, subject to the Fund’s investment objectives, policies, and restrictions, and such policies as the Trustees may determine. Under the terms of the Interim Advisory Agreement and the New Advisory Agreement, the Fund’s adviser receives an annual fee from the Fund equal to 0.65% of the Fund’s average daily net assets. Giralda Advisors had contractually agreed to waive 0.50% of its management fees for Manager Class shares at least until October 31, 2016. Such fee waivers were not subject to recoupment from the Fund. AlphaCore has contractually agreed to reduce its fees and to reimburse expenses (the “Expense Limitation Agreement”), at least until October 31, 2017, to ensure that Net Annual Fund Operating Expenses (exclusive of any front-end or contingent deferred loads, taxes, leverage interest, brokerage commissions, expenses incurred in connection with any merger or reorganization, indirect expenses such as dividend expense on securities sold short, expenses of other investment companies in which the Fund may invest, or extraordinary expenses such as litigation) will not exceed 1.00% of the Fund's average daily net assets for Institutional Class shares (formerly, the Manager Class). The Expense Limitation Agreement also provides that fee waivers and expense reimbursements are subject to possible recoupment from the Fund in future years on a rolling three year basis (within the three years after the fees have been waived or reimbursed) if such recoupment can be achieved within the expense limits at the time of waiver or at the time of recapture, whichever is less.

The Interim Advisory Agreement provides that it will continue in force for 150 days. The Interim Advisory Agreement automatically terminates on assignment and is terminable on not more than 60 days’ notice by the Fund. In addition, the Interim Advisory Agreement may be terminated upon 60 days’ notice by AlphaCore given to the Fund.

The New Advisory Agreement provides that it will continue in force for an initial period of two years, and from year to year thereafter, but only so long as its continuance is approved at least annually by (i) the Board or (ii) a vote of a majority of the outstanding voting securities of the Fund, provided that in either event continuance is also approved by a majority of the Independent Trustees (defined below), by a vote cast in person at a meeting called for the purpose of voting such approval. The New Advisory Agreement automatically terminates on assignment and is terminable on not more than 60 days’ notice by the Fund. In addition, the New Advisory Agreement may be terminated upon 60 days’ notice by AlphaCore given to the Fund.

The Interim Advisory and the New Advisory Agreement, like the Prior Advisory Agreement, provide that the adviser shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties.

The New Advisory Agreement is attached as Appendix A. You should read the New Advisory Agreement. The description in this Proxy Statement of the Interim Advisory Agreement and the New Advisory Agreement is only a summary.

The shareholders of the Fund last approved the Prior Advisory Agreement on March 15, 2013. During the fiscal year ended June 30, 2016, under the Prior Advisory Agreement, Giralda Advisors earned advisory fees for the Fund of $1,798,771, of which Giralda Advisors waived $899,385. If Giralda Advisors had been entitled to receive a fee of 0.65% during the fiscal year ended June 30, 2016, the firm would have earned a total advisory fee of approximately $1,169,201, or 65% of the fees actually earned. The Prior Advisory Agreement was renewed for an additional year by the Board of Trustees, including a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) (the “Independent Trustees”), at a meeting of the Board held on December 8-9, 2015.

If the New Advisory Agreement is not approved by shareholders, the Board and AlphaCore will consider other options, including a new or modified request for shareholder approval of the New Advisory Agreement.

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Information Concerning AlphaCore

AlphaCore is a limited liability company organized in 2015 under the laws of the State of Delaware and located at 875 Prospect Street, Suite 315, La Jolla, CA 92037. AlphaCore is owned and controlled by Richard G. Pfister. The names, titles, addresses, and principal occupations of the officers and directors of AlphaCore are set forth below:

Name and Address*:	Title:	Principal Occupation:
Richard G. Pfister	Managing Member, Chief Compliance Officer	Managing Member, Chief Compliance Officer

* Address is in care of AlphaCore, 875 Prospect Street, Suite 315, La Jolla, CA 92037.

AlphaCore does not manage any other registered funds.

Evaluation by the Board of Trustees

At the Board Meeting, the Trustees considered the approval of the Interim and New Advisory Agreements. The Trustees were assisted by legal counsel throughout the advisory agreement review process. The Trustees relied upon the advice of legal counsel and their own business judgment in determining the material factors to be considered in evaluating the advisory agreement and the weight to be given to each factor considered. The conclusions reached by the Trustees were based on a comprehensive evaluation of all of the information provided and were not the result of any one factor. Moreover, each Trustee may have afforded different weight to the various factors in reaching his conclusions with respect to the approval of the advisory agreement.

Nature, Extent and Quality of Service. The Trustees noted that AlphaCore was founded in 2015 and has assets under management of approximately $87 million. They discussed that AlphaCore specializes in customizing portfolios to include liquid alternative investments for high net worth individuals, family offices, regional banks, and independent investment advisors. The Trustees reviewed the background information of key investment personnel who will be responsible for servicing the Fund, taking into consideration their education and noting the investment team has varied financial industry experience from past positions where they performed due diligence on various underlying investments. They discussed AlphaCore’s proposed strategy for the Fund, nothing that AlphaCore’s investment process is based on the results of deep research and due diligence performed on a universe of mutual funds and ETFs taking into consideration underlying holdings of the mutual funds and ETFs and return based factors to create a balanced portfolio of diversifying strategies. They noted AlphaCore’s procedures for monitoring compliance with investment limitations, as well as AlphaCore’s stated considerations for selecting brokers. The Trustees noted that, although AlphaCore is a relatively new firm, the investment team has extensive industry experience (over 30 years combined), particularly with liquid alternative investments. The Board concluded that AlphaCore has the potential to provide high quality service to Giralda Fund and its shareholders.

Performance. The Trustees reviewed AlphaCore’s proposed refinements to the investment objective and strategy of Giralda Fund including the move to a flexible allocation strategy across various asset classes. They reviewed the performance of separate accounts managed by AlphaCore using a strategy similar to the revised strategy proposed by AlphaCore, noting that the managed account outperformed the Morningstar Multi-alternative category (the Fund’s expected new Morningstar category) since the inception of the managed account in July 2015[1]. Recognizing the relatively short duration of the performance track record, the Trustees concluded that AlphaCore has experienced acceptable performance with the strategy.

[1] Prior performance of the managed account is not indicative of future Fund performance. Performance of the managed account may differ from Fund performance as the managed account is not subject to the restrictions of the 1940 Act.

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Fees and Expenses. The Trustees considered the proposed advisory fee of 0.65%. They noted that the proposed advisory fee was significantly lower than the averages of the peer group and Morningstar category. The Trustees further noted that the projected net expense ratio was higher than the averages of the peer group and Morningstar category, but within the range of both. They considered the resources required to execute the proposed strategy, and that AlphaCore had agreed to contractually limit the Fund’s expenses through an expense limitation agreement. After further discussion, the Trustees concluded that the advisory fee was not unreasonable.

Economies of Scale. The Trustees considered whether AlphaCore will experience economies of scale with respect to the management of the Giralda Fund. They noted that AlphaCore had provided estimates of the asset levels at which economies of scale would likely be reached and that it would be willing to discuss breakpoints at future meetings. The Trustees concluded that economies were unlikely to be reached during the initial term of the agreement, and that the absence of breakpoints was acceptable at this time. They agreed that the matter of economies of scale would be revisited as the size of the Fund materially increases.

Profitability. The Trustees reviewed the profitability analysis provided by AlphaCore. They noted that because AlphaCore had not yet begun managing Giralda Fund, the profitability analysis provided was an estimate based on projected asset growth over the first 24 months of operations under AlphaCore’s management. They noted that AlphaCore anticipated realizing a loss over the first year of operations and a profit in the second year of operations based on ambitious asset growth projections. They reasoned that based on the information provided by AlphaCore, the estimated profitability was not excessive.

Conclusion. Having requested and received such information from AlphaCore as the Trustees believed to be reasonably necessary to evaluate the terms of the advisory agreement, and as assisted by the advice of counsel, the Trustees concluded that termination of the advisory agreement with Giralda Advisors and approval of the advisory agreement with AlphaCore were in the best interests of Giralda Fund and its shareholders.

Accordingly, the Board of Trustees of the Trust, including the Independent Trustees, unanimously recommends that shareholders of the Fund vote “FOR” approval of the New Advisory Agreement.

OTHER INFORMATION

OPERATION OF THE FUND

The Fund is a diversified series of the Northern Lights Fund Trust, an open-end investment management company organized as a Delaware statutory trust and formed by an Agreement and Declaration of Trust on January 19, 2005. The Trust’s principal executive offices are located at 17605 Wright Street, Suite 2, Omaha, Nebraska 68130. The Board supervises the business activities of the Fund. Like other mutual funds, the Fund retains various organizations to perform specialized services. The Fund currently retains AlphaCore as its investment adviser pursuant to the Interim Agreement. Northern Lights Distributors, LLC, located at 17605 Wright Street, Omaha, Nebraska, serves as principal underwriter and distributor of the Fund. Gemini Fund Services, LLC, located at 80 Arkay Drive, Suite 110, Hauppauge, New York 11788, provides the Fund with transfer agent, accounting, and administrative services. Northern Lights Compliance Services, LLC provides the Fund with compliance services.

THE PROXY

The Board solicits proxies so that each shareholder has the opportunity to vote on the proposal to be considered at the Meeting. A proxy for voting your shares at the Meeting is enclosed. The shares represented by each valid proxy received in time will be voted at the Meeting as specified. If no specification is made, the shares represented by a duly executed proxy will be voted for approval of the proposed New Advisory Agreement and at the discretion of the holders of the proxy on any other matter that may come before the Meeting that the Trust did not have notice of a reasonable time prior to the mailing of this Proxy Statement. You may revoke your proxy at any time before it is exercised by (i) submitting a duly executed proxy bearing a later date, (ii) submitting a written notice to the President of the Trust revoking the proxy, or (iii) attending and voting in person at the Meeting.

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VOTING SECURITIES AND VOTING

As of the Record Date, 488,759 shares of beneficial interest of the Fund were issued and outstanding.

All shareholders of record of the Fund on the Record Date are entitled to vote at the Meeting on Proposal I. Each shareholder is entitled to one (1) vote per share held, and fractional votes for fractional shares held, on any matter submitted to a vote at the Meeting.

An affirmative vote of the holders of a majority of the outstanding shares of the Fund is required for the approval of the proposed New Advisory Agreement. As defined in the 1940 Act, a vote of the holders of a majority of the outstanding shares of the Fund means the vote of (1) 67% or more of the voting shares of the Fund present at the meeting, if the holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy, or (2) more than 50% of the outstanding voting shares of the Fund, whichever is less. For Proposal I, the presence at the Meeting of holders of a majority of the outstanding shares the Fund entitled to vote at the Meeting (in person or by proxy) constitutes a quorum.

When a proxy is returned as an abstention or “broker non-vote” (i.e., shares held by brokers or nominees, typically in “street name,” as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter), the shares represented by the proxy will be treated as present for purposes of determining a quorum and as votes against Proposal I. In addition, under the rules of the New York Stock Exchange (“NYSE”), if a broker has not received instructions from beneficial owners or persons entitled to vote and the proposal to be voted upon may “affect substantially” a shareholder’s rights or privileges, the broker may not vote the shares as to that proposal even if it has discretionary voting power. The NYSE considers Proposal I to be a non-routine matter that affects substantially a shareholder’s rights or privileges. As a result, these shares also will be treated as broker non-votes for purposes of Proposal I (but will not be treated as broker non-votes for other proposals, including adjournment of the special meeting).

Treating broker non-votes as votes against Proposal I may result in the proposal not being approved, even though the votes cast in favor would have been sufficient to approve the proposal if some or all of the broker non-votes had been withheld.

Security Ownership of Management AND Certain Beneficial Owners

To the best knowledge of the Trust, there were no Trustees or officers of the Trust who were the beneficial owners of more than 5% of the outstanding shares of either Fund on the Record Date.

As of the Record Date, the following shareholders of record owned 5% or more of the outstanding shares of the Fund:

Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Fund
National Financial Services One World Financial Center 200 Liberty Street, 5th Floor New York, NY 10281	341,719	69.92%
Pfister Trust 6105 Camino De La Costa La Jolla, CA 92037	107,066	21.91%
Louis J. Franz 1618 Deer Path Mountainside, NJ 07092	38,915	7.96%
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Shareholders owning more than 25% of the shares of the Fund are considered to “control” the Fund, as that term is defined under the 1940 Act. Persons controlling the Fund can determine the outcome of any proposal submitted to the shareholders for approval.

As a group, the Trustees and officers of the Trust owned less than 1% of the outstanding shares of the Fund as of the Record Date.

SHAREHOLDER PROPOSALS

The Trust has not received any shareholder proposals to be considered for presentation at the Meeting. Under the proxy rules of the SEC, shareholder proposals may, under certain conditions, be included in the Trust’s Proxy Statement and proxy for a particular meeting. Under these rules, proposals submitted for inclusion in the Trust’s proxy materials must be received by the Trust within a reasonable time before the solicitation is made. The fact that the Trust receives a shareholder proposal in a timely manner does not ensure its inclusion in its proxy materials, because there are other requirements in the proxy rules relating to such inclusion. You should be aware that annual meetings of shareholders are not required as long as there is no particular requirement under the 1940 Act, which must be met by convening such a shareholder meeting. Any shareholder proposal should be sent to Kevin Wolf, Treasurer, Northern Lights Fund Trust, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788. Shareholder proposals may also be raised from the floor at the Meeting without prior notice to the Trust.

COST OF SOLICITATION

The Board of Trustees is making this solicitation of proxies. The Trust has engaged AST Fund Solutions, a proxy solicitation firm, to assist in the solicitation. The estimated fees anticipated to be paid to AST Fund Solutions are approximately $3,000. The cost of preparing and mailing this Proxy Statement, the accompanying Notice of Special Meeting and proxy and any additional materials relating to the Meeting and the cost of soliciting proxies will be borne by AlphaCore. In addition to solicitation by mail, the Trust will request the insurance companies, banks, brokers and other custodial nominees and fiduciaries, to supply proxy materials to the respective beneficial owners of shares of the Fund of whom they have knowledge, and AlphaCore will reimburse them for their expenses in so doing. Certain officers, employees and agents of the Trust and AlphaCore may solicit proxies in person or by telephone, facsimile transmission, or mail, for which they will not receive any special compensation.

OTHER MATTERS

The Board knows of no other matters to be presented at the Meeting other than as set forth above. If any other matters properly come before the Meeting that the Trust did not have notice of a reasonable time prior to the mailing of this Proxy Statement, the holders of the proxy will vote the shares represented by the proxy on such matters in accordance with their best judgment, and discretionary authority to do so is included in the proxy.

PROXY STATEMENT DELIVERY

If you and another shareholder share the same address, the Trust may only send one Proxy Statement unless you or the other shareholder(s) request otherwise. Call or write to the Trust if you wish to receive a separate copy of the Proxy Statement, and the Trust will promptly mail a copy to you. You may also call or write to the Trust if you wish to receive a separate proxy in the future or if you are receiving multiple copies now and wish to receive a single copy in the future. For such requests, call the Trust at 1-631-470-2600, or write the Trust at 80 Arkay Drive, Suite 110, Hauppauge, NY 11788.

Important Notice Regarding the Availability of Proxy materials for the Shareholder Meeting to be Held on December 2, 2016.

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A copy of the Notice of Shareholder Meeting, the Proxy Statement, and Proxy Card are available at proxyonline.com/docs/alphacore2016.pdf.

BY ORDER OF THE BOARD OF TRUSTEES

Kevin Wolf, Treasurer

Dated: November 11, 2016

If you have any questions before you vote, please call our proxy information line at 1-800-488-8035. Representatives are available Monday through Friday 9 a.m. to 10 p.m., Eastern Time to answer your questions about the proxy material or about how to how to cast your vote. You may also receive a telephone call reminding you to vote your shares. Thank you for your participation in this important initiative.

Please date and sign the enclosed proxy and return it promptly in the enclosed reply envelope, fax YOUR PROXY CARD to THE NUMBER LISTED ON YOUR PROXY CARD.

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Appendix A

INVESTMENT ADVISORY AGREEMENT

between

NORTHERN LIGHTS FUND TRUST

and

ALPHACORE CAPITAL LLC

AGREEMENT (the "Agreement"), made as of [___] between Northern Lights Fund Trust, a Delaware statutory trust (the "Trust"), and AlphaCore Capital, LLC, a California company (a “Adviser” or “AlphaCore”) located at 875 Prospect Street, LaJolla, California 92037.

RECITALS:

WHEREAS, the Trust is an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series, each having its own investment objective or objectives, policies and limitations;

WHEREAS, the Trust offers shares in the series named on Appendix A hereto (such series, being herein referred to as the "Fund);

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940; and

WHEREAS, the Trust desires to retain the Adviser to render investment advisory services to the Trust with respect to each Fund in the manner and on the terms and conditions hereinafter set forth;

NOW, THEREFORE, the parties hereto agree as follows:

1. Services of the Adviser.

1.1 Investment Advisory Services. The Adviser shall act as the investment adviser to the Fund and, as such, shall (i) obtain and evaluate such information relating to the economy, industries, business, securities markets and securities as it may deem necessary or useful in discharging its responsibilities hereunder, (ii) formulate a continuing program for the investment of the assets of the Fund in a manner consistent with its investment objective(s), policies and restrictions, and (iii) determine from time to time securities to be purchased, sold, retained or lent by the Fund, and implement those decisions, including the selection of entities with or through which such purchases, sales or loans are to be effected; provided, that the Adviser will place orders pursuant to its investment determinations either directly with the issuer or with a broker or dealer, and if with a broker or dealer, (a) will attempt to obtain the best price and execution of its orders, and (b) may nevertheless in its discretion purchase and sell portfolio securities from and to brokers who provide the Adviser or any sub-adviser with research, analysis, advice and similar services and pay such brokers in return a higher commission than may be charged by other brokers.

The Trust hereby authorizes any entity or person associated with the Adviser or any sub-adviser retained by the Adviser pursuant to Section 9 of this Agreement, which is a member of a national securities exchange, to effect any transaction on the exchange for the account of the Trust which is permitted by Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).

A-1

The Adviser shall carry out its duties with respect to the Fund's investments in accordance with applicable law and the investment objectives, policies and restrictions set forth in the Fund's then-current Prospectus and Statement of Additional Information, and subject to such further limitations as the Trust may from time to time impose by written notice to the Adviser.

1.2 Administrative Services. The Trust has engaged the services of an administrator. The Adviser shall provide such additional administrative services as reasonably requested by the Board of Trustees or officers of the Trust; provided, that the Adviser shall not have any obligation to provide under this Agreement any direct or indirect services to Trust shareholders, any services related to the distribution of Trust shares, or any other services which are the subject of a separate agreement or arrangement between the Trust and the Adviser. Subject to the foregoing, in providing administrative services hereunder, the Adviser shall:

1.2.1 Office Space, Equipment and Facilities. Provide such office space, office equipment and office facilities as are adequate to fulfill the Adviser’s obligations hereunder.

1.2.2 Personnel. Provide, without remuneration from or other cost to the Trust, the services of individuals competent to perform the administrative functions which are not performed by employees or other agents engaged by the Trust or by the Adviser acting in some other capacity pursuant to a separate agreement or arrangement with the Trust.

1.2.3 Agents. Assist the Trust in selecting and coordinating the activities of the other agents engaged by the Trust, including the Trust's shareholder servicing agent, custodian, administrator, independent auditors and legal counsel.

1.2.4 Trustees and Officers. Authorize and permit the Adviser's directors, officers and employees who may be elected or appointed as Trustees or officers of the Trust to serve in such capacities, without remuneration from or other cost to the Trust.

1.2.5 Books and Records. Assure that all financial, accounting and other records required to be maintained and preserved by the Adviser on behalf of the Trust are maintained and preserved by it in accordance with applicable laws and regulations.

1.2.6 Reports and Filings. Assist in the preparation of (but not pay for) all periodic reports by the Fund to its shareholders and all reports and filings required to maintain the registration and qualification of the Fund and Fund shares, or to meet other regulatory or tax requirements applicable to the Fund, under federal and state securities and tax laws.

1.3 Reserved.

1.4 Change in Management or Control. The Adviser shall provide at least sixty (60) days' prior written notice to the Trust of any change in the ownership or management of the Adviser, or any event or action that may constitute a change in “control,” as that term is defined in Section 2 of the Act. The Adviser understands and acknowledges that it shall bear all costs and expenses of a shareholder meeting necessitated by a change in management or control of the Adviser. The Adviser shall provide prompt notice of any change in the portfolio manager(s) responsible for the day-to-day management of the Fund.

2. Expenses of the Funds.

2.1 Expenses to be Paid by Adviser. The Adviser shall pay all salaries, expenses and fees of the officers, Trustees and employees of the Trust who are officers, directors, members or employees of the Adviser.

In the event that the Adviser pays or assumes any expenses of the Trust not required to be paid or assumed by the Adviser under this Agreement, the Adviser shall not be obligated hereby to pay or assume the same or any similar expense in the future; provided, that nothing herein contained shall be deemed to relieve the Adviser of any obligation to the Funds under any separate agreement or arrangement between the parties.

A-2

2.2 Expenses to be Paid by the Fund. The Fund shall bear all expenses of its operation, except those specifically allocated to the Adviser under this Agreement or under any separate agreement between the Trust and the Adviser. Subject to any separate agreement or arrangement between the Trust and the Adviser, the expenses hereby allocated to the Fund, and not to the Adviser, include but are not limited to:

2.2.1 Custody. All charges of depositories, custodians, and other agents for the transfer, receipt, safekeeping, and servicing of the Fund's cash, securities, and other property.

2.2.2 Shareholder Servicing. All expenses of maintaining and servicing shareholder accounts, including but not limited to the charges of any shareholder servicing agent, dividend disbursing agent, transfer agent or other agent engaged by the Trust to service shareholder accounts.

2.2.3 Shareholder Reports. All expenses of preparing, setting in type, printing and distributing reports and other communications to shareholders.

2.2.4 Prospectuses. All expenses of preparing, converting to EDGAR format, filing with the Securities and Exchange Commission or other appropriate regulatory body, setting in type, printing and mailing annual or more frequent revisions of the Fund's Prospectus and Statement of Additional Information and any supplements thereto and of supplying them to shareholders.

2.2.5 Pricing and Portfolio Valuation. All expenses of computing the Fund's net asset value per share, including any equipment or services obtained for the purpose of pricing shares or valuing the Fund's investment portfolio.

2.2.6 Communications. All charges for equipment or services used for communications between the Adviser or the Trust and any custodian, shareholder servicing agent, portfolio accounting services agent, or other agent engaged by the Trust.

2.2.7 Legal and Accounting Fees. All charges for services and expenses of the Trust's legal counsel and independent accountants.

2.2.8 Trustees' Fees and Expenses. All compensation of Trustees other than those affiliated with the Adviser, all expenses incurred in connection with such unaffiliated Trustees' services as Trustees, and all other expenses of meetings of the Trustees and committees of the Trustees.

2.2.9 Shareholder Meetings. All expenses incidental to holding meetings of shareholders, including the printing of notices and proxy materials, and proxy solicitations therefor.

2.2.10 Federal Registration Fees. All fees and expenses of registering and maintaining the registration of the Fund under the Act and the registration of the Fund's shares under the Securities Act of 1933 (the "1933 Act"), including all fees and expenses incurred in connection with the preparation, converting to EDGAR format, setting in type, printing, and filing of any Registration Statement, Prospectus and Statement of Additional Information under the 1933 Act or the Act, and any amendments or supplements that may be made from time to time.

2.2.11 State Registration Fees. All fees and expenses of taking required action to permit the offer and sale of the Fund's shares under securities laws of various states or jurisdictions, and of registration and qualification of the Fund under all other laws applicable to the Trust or its business activities (including registering the Trust as a broker-dealer, or any officer of the Trust or any person as agent or salesperson of the Trust in any state).

2.2.12 Confirmations. All expenses incurred in connection with the issue and transfer of Fund shares, including the expenses of confirming all share transactions.

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2.2.13 Bonding and Insurance. All expenses of bond, liability, and other insurance coverage required by law or regulation or deemed advisable by the Trustees of the Trust, including, without limitation, such bond, liability and other insurance expenses that may from time to time be allocated to the Fund in a manner approved by its Trustees.

2.2.14 Brokerage Commissions and Other Costs of Acquiring Securities. All brokers' commissions and other charges incident to the purchase, sale, holding, or lending of the Fund's portfolio securities, including acquired fund fees and expenses, fees and expenses associated with investments in other collective investment vehicles or derivative instruments (including for example options and swap fees and expenses), and borrowing costs (such as interest and dividend expense on securities sold short).

2.2.15 Taxes. All taxes or governmental fees payable by or with respect to the Fund to federal, state or other governmental agencies, domestic or foreign, including stamp or other transfer taxes.

2.2.16 Trade Association Fees. All fees, dues and other expenses incurred in connection with the Trust's membership in any trade association or other investment organization.

2.2.18 Compliance Fees. All charges for services and expenses of the Trust's Chief Compliance Officer.

2.2.19 Nonrecurring and Extraordinary Expenses. Such nonrecurring and extraordinary expenses as may arise including the costs of actions, suits, or proceedings to which the Trust is a party and the expenses the Trust may incur as a result of its legal obligation to provide indemnification to its officers, Trustees and agents.

3. Advisory Fee.

As compensation for all services rendered, facilities provided and expenses paid or assumed by the Adviser under this Agreement, the Fund shall pay the Adviser on the last day of each month, or as promptly as possible thereafter, a fee calculated by applying a monthly rate, based on an annual percentage rate, to the Fund's average daily net assets for the month. The annual percentage rate applicable to the Fund is set forth in Appendix A to this Agreement. If this Agreement shall be effective for only a portion of a month with respect to the Fund, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect for the Fund.

4. Proxy Voting.

The Adviser will vote, or make arrangements to have voted, all proxies solicited by or with respect to the issuers of securities in which assets of a Fund may be invested from time to time, and may delegate such authority to one or more sub-advisers retained in accordance with Section 9 below. Such proxies will be voted in a manner that the Adviser, or any applicable sub-adviser deems, in good faith, to be in the best interest of the Fund and in accordance with the proxy voting policy of the Adviser or the applicable sub-adviser. The Adviser or any applicable sub-adviser agrees to provide a copy of all applicable proxy voting policies to the Trust prior to the execution of this Agreement, and any amendments thereto promptly.

5. Records.

5.1 Tax Treatment. Both the Adviser and the Trust shall maintain, or arrange for others to maintain, the books and records of the Trust in such a manner that treats the Fund as a separate entity for federal income tax purposes.

5.2 Ownership. All records required to be maintained and preserved by the Trust pursuant to the provisions or rules or regulations of the Securities and Exchange Commission under Section 31(a) of the Act and maintained and preserved by the Adviser on behalf of the Trust are the property of the Trust and shall be surrendered by the Adviser promptly on request by the Trust; provided, that the Adviser may at its own expense make and retain copies of any such records.

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6. Reports to Adviser.

The Trust shall furnish or otherwise make available to the Adviser such copies of the Fund's Prospectus, Statement of Additional Information, financial statements, proxy statements, reports and other information relating to its business and affairs as the Adviser may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

7. Reports to the Trust.

The Adviser shall prepare and furnish to the Trust such reports, statistical data and other information in such form and at such intervals as the Trust may reasonably request.

8. Code of Ethics.

The Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Act and will provide the Trust with a copy of the code and evidence of its adoption. Within 45 days of the last calendar quarter of each year while this Agreement is in effect, the Adviser will provide to the Board of Trustees of the Trust a written report that describes any issues arising under the code of ethics since the last report to the Board of Trustees, including, but not limited to, information about material violations of the code and sanctions imposed in response to the material violations; and which certifies that the Adviser has adopted procedures reasonably necessary to prevent "access persons" (as that term is defined in Rule 17j-1) from violating the code.

9. Retention of Sub-Adviser.

Subject to the Trust's obtaining the initial and periodic approvals required under Section 15 of the Act, the Adviser may retain one or more sub-advisers, at the Adviser's own cost and expense, for the purpose of managing the investment of the assets of the Fund. Retention of one or more sub-advisers shall in no way reduce the responsibilities or obligations of the Adviser under this Agreement and the Adviser shall, subject to Section 11 of this Agreement, be responsible to the Trust for all acts or omissions of any sub-adviser in connection with the performance of the Adviser's duties hereunder.

10. Services to Other Clients.

Nothing herein contained shall limit the freedom of the Adviser or any affiliated person of the Adviser to render investment management and administrative services to other investment companies, to act as investment adviser or investment counselor to other persons, firms or corporations, or to engage in other business activities.

11. Limitation of Liability of Adviser and its Personnel.

Neither the Adviser nor any director, manager, officer or employee of the Adviser performing services for the Trust at the direction or request of the Adviser in connection with the Adviser's discharge of its obligations hereunder shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with any matter to which this Agreement relates, and the Adviser shall not be responsible for any action of the Trustees of the Trust in following or declining to follow any advice or recommendation of the Adviser or any sub-adviser retained by the Adviser pursuant to Section 9 of this Agreement; PROVIDED, that nothing herein contained shall be construed (i) to protect the Adviser against any liability to the Trust or its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Adviser's duties, or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement, or (ii) to protect any director, manager, officer or employee of the Adviser who is or was a Trustee or officer of the Trust against any liability of the Trust or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Trust.

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12. Effect of Agreement.

Nothing herein contained shall be deemed to require to the Trust to take any action contrary to its Declaration of Trust or its By-Laws or any applicable law, regulation or order to which it is subject or by which it is bound, or to relieve or deprive the Trustees of the Trust of their responsibility for and control of the conduct of the business and affairs of the Trust.

13. Term of Agreement.

The term of this Agreement shall begin as of the date and year upon which the Fund listed on Appendix A commences investment operations, and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect for a period of two years. Thereafter, this Agreement shall continue in effect with respect to the Fund from year to year, subject to the termination provisions and all other terms and conditions hereof; PROVIDED, such continuance with respect to a Fund is approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Fund or by the Trustees of the Trust; PROVIDED, that in either event such continuance is also approved annually by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of either party hereto. The Adviser shall furnish to the Trust, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment thereof.

14. Amendment or Assignment of Agreement.

Any amendment to this Agreement shall be in writing signed by the parties hereto; PROVIDED, that no such amendment shall be effective unless authorized (i) by resolution of the Trustees of the Trust, including the vote or written consent of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of either party hereto, and (ii) by vote of a majority of the outstanding voting securities of the Fund affected by such amendment as required by applicable law. This Agreement shall terminate automatically and immediately in the event of its assignment.

15. Termination of Agreement.

This Agreement may be terminated at any time by either party hereto, without the payment of any penalty, upon sixty (60) days' prior written notice to the other party; PROVIDED, that in the case of termination by the Trust, such action shall have been authorized (i) by resolution of the Trust's Board of Trustees, including the vote or written consent of Trustees of the Trust who are not parties to this Agreement or interested persons of either party hereto, or (ii) by vote of majority of the outstanding voting securities of the Fund.

16. Use of Name.

The Trust is named the Northern Lights Fund Trust and the Fund may be identified, in part, by the name "Northern Lights."

17. Declaration of Trust.

The Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust's Declaration of Trust and agrees that the obligations assumed by the Trust or the Fund, as the case may be, pursuant to this Agreement shall be limited in all cases to the Trust or the Fund, as the case may be, and its assets, and the Adviser shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Trust. In addition, the Adviser shall not seek satisfaction of any such obligations from the Trustees or any individual Trustee. The Adviser understands that the rights and obligations of the Fund under the Declaration of Trust are separate and distinct from those of any and all other Funds. The Adviser further understands and agrees that no Fund of the Trust shall be liable for any claims against any other Fund of the Trust and that the Adviser must look solely to the assets of the pertinent Fund of the Trust for the enforcement or satisfaction of any claims against the Trust with respect to that Fund.

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18. Confidentiality.

The Adviser agrees to treat all records and other information relating to the Trust and the securities holdings of the Fund as confidential and shall not disclose any such records or information to any other person unless (i) the Board of Trustees of the Trust has approved the disclosure or (ii) such disclosure is compelled by law. In addition, the Adviser and the Adviser's officers, directors and employees are prohibited from receiving compensation or other consideration, for themselves or on behalf of the Fund, as a result of disclosing the Fund's portfolio holdings. The Adviser agrees that, consistent with the Adviser's Code of Ethics, neither the Adviser nor the Adviser's officers, directors, members or employees may engage in personal securities transactions based on nonpublic information about the Fund's portfolio holdings.

19. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

20. Interpretation and Definition of Terms.

Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts, or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to the Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment" and "affiliated person," as used in this Agreement shall have the meanings assigned to them by Section 2(a) of the Act. In addition, when the effect of a requirement of the Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

21. Captions.

The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

22. Execution in Counterparts.

This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date and year first above written.

NORTHERN LIGHTS FUND TRUST

By: ____________________________

Name: Andrew Rogers

Title: President

AlphaCore Capital, LLC

By: ____________________________

Name: Richard Pfister

Title: CEO

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NORTHERN LIGHTS FUND TRUST

INVESTMENT ADVISORY AGREEMENT

APPENDIX A

NAME OF FUND	ANNUAL ADVISORY FEE AS A % OF AVERAGE NET ASSETS OF THE FUND
AlphaCore Absolute Fund	0.65%

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